Exhibit 99.1

Keryx Biopharmaceuticals, Inc. Announces Appointment of Daniel P. Regan to Board of Directors

Former Global General Manager, Senior Vice President of the Renal Franchise at Genzyme (Sanofi) Brings Key Renal Commercialization Expertise to Keryx

NEW YORK, October 4, 2013 /PRNewswire via COMTEX/ —Keryx Biopharmaceuticals, Inc. (Nasdaq: KERX) today announced the appointment of Daniel P. Regan to the Company’s Board of Directors.

Daniel P. Regan, 49, joins the Keryx Board of Directors with broad pharmaceutical leadership experience across the spectrum of global commercialization, sales and marketing of novel therapies for the treatment of patients with chronic kidney disease. From 1999 to 2011, Mr. Regan held positions of increasing responsibility at Genzyme/Sanofi (NYSE: SNY) leading multi-functional teams in sales, marketing and commercialization of the renal products. Mr. Regan’s career at Genzyme included his appointment as Global General Manager, Senior Vice President of the Renal franchise, where he was directly responsible for all aspects of worldwide renal commercial operations, including the Renagel®/Renvela® phosphate binder franchise and the worldwide launch of Renvela®, growing the renal franchise to global revenue approaching $1 billion. Mr. Regan is currently Chief Commercial Officer of Intercept Pharmaceuticals (Nasdaq: ICPT). From 2011 to 2012, Mr. Regan served as Chief Commercial Officer of Inspiration Biopharmaceuticals, which sold its main asset to Baxter International. Mr. Regan has a B.A. degree in Economics from the University of Massachusetts.

“We are extremely excited to have Dan Regan join our board of directors,” said Ron Bentsur, the Company’s Chief Executive Officer. “Dan brings forth tremendous commercialization experience and a wealth of knowledge in the renal space. We look forward to leveraging his expertise towards the potential launch of ZerenexTM (ferric citrate coordination complex), our drug candidate for the treatment of hyperphosphatemia in dialysis patients.”

About Keryx Biopharmaceuticals, Inc.

Keryx Biopharmaceuticals is focused on the acquisition, development and commercialization of medically important pharmaceutical products for the treatment of renal disease. Keryx is developing Zerenex (ferric citrate coordination complex), an oral, ferric iron-based compound that has the capacity to bind to phosphate and form non-absorbable complexes. Keryx has completed a U.S.-based Phase 3 clinical program for Zerenex for the treatment of hyperphosphatemia (elevated phosphate levels) in patients with chronic kidney disease on dialysis, conducted pursuant to a Special Protocol Assessment (SPA) agreement with the Food and Drug Administration (FDA), and the Company has submitted a New Drug Application to the FDA. The Marketing Authorization Application filing with the European Medicines Agency (EMA) is pending submission. Zerenex is also in Phase 2 development in the U.S. for the management of phosphorus and iron deficiency in anemic patients with Stages 3 to 5 non-dialysis dependent chronic kidney disease. In addition, Keryx’s Japanese partner, Japan

Tobacco Inc. and Torii Pharmaceutical Co., Ltd. has filed its New Drug Application for marketing approval of ferric citrate in Japan for the treatment of hyperphosphatemia in patients with chronic kidney disease. Keryx is headquartered in New York City.

Cautionary Statement

Some of the statements included in this press release, particularly those relating to the commercial opportunity, competitive positioning, and business prospects for Zerenex, may be forward-looking statements that involve a number of risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Among the factors that could cause our actual results to differ materially are the following: the risk that the NDA and MAA will not be accepted for review by the FDA and EMA, respectively, due to deficiencies in the application or for other reasons; the risk that the FDA and EMA ultimately deny approval of the NDA and MAA, respectively; the risk that SPAs are not a guarantee that the FDA will accept an NDA for filing or ultimately approve a product candidate following submission; whether the FDA and EMA will concur with our interpretation of our Phase 3 study results or the conduct of the study; whether Zerenex, if approved, will be successfully launched and marketed; and other risk factors identified from time to time in our reports filed with the Securities and Exchange Commission. Any forward-looking statements set forth in this press release speak only as of the date of this press release. We do not undertake to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. This press release and prior releases are available at http://www.keryx.com. The information found on our website is not incorporated by reference into this press release and is included for reference purposes only.

KERYX CONTACT:

Lauren Fischer

Director - Investor Relations

Keryx Biopharmaceuticals, Inc.

Tel: 212.531.5965

E-mail: lfischer@keryx.com